UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant    ☑                             Filed by a Party other than the Registrant    ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☑	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

Kimberly-Clark Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☑	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

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	(4)	Date Filed:

Important Notice Regarding the Availability of Proxy Materials for the

Kimberly-Clark Annual Stockholder Meeting to be Held on May 3, 2012

Under Securities and Exchange Commission rules, you are receiving this notice that the proxy materials for the annual stockholder meeting are available on the Internet. Follow the instructions below to view the materials and vote online or request a copy. The items to be voted on and location of the annual meeting are on the reverse side. Your vote is important!

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting. The proxy statement and annual report are available at:

www.envisionreports.com/kmb

Easy Online Access — A Convenient Way to View Proxy Materials and Vote
When you go online to view materials, you can also vote your shares.
Step 1:	Go to www.envisionreports.com/kmb to view the materials.
Step 2:	Click on Cast Your Vote or Request Materials.
Step 3:	Follow the instructions on the screen to log in.
Step 4:	Make your selection as instructed on each screen to select delivery preferences and vote.

When you go online, you can also help the environment by consenting to receive electronic delivery of future materials.

Obtaining a Copy of the Proxy Materials – If you want to receive a copy of these documents, you must request one. There is no charge to you for requesting a copy. Please make your request for a copy as instructed on the reverse side on or before April 23, 2012 to facilitate timely delivery.

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Annual Stockholder Meeting Notice

Kimberly-Clark’s Annual Meeting of Stockholders will be held on Thursday May 3, 2012 at the Kimberly-Clark World Headquarters, 351 Phelps Drive, Irving, Texas, at 9:00 a.m., Central Time.

Proposals to be voted on at the meeting are listed below along with the recommendations of the Board of Directors.

Election of Directors – The Board of Directors recommends a vote FOR the listed nominees (term to expire at 2013 Annual Meeting of Stockholders).

1.	Nominees

John R. Alm	Mae C. Jemison, M.D.
John F. Bergstrom	James M. Jenness
Abelardo E. Bru	Nancy J. Karch
Robert W. Decherd	Ian C. Read
Thomas J. Falk	Linda Johnson Rice
Fabian T. Garcia	Marc J. Shapiro

The Board of Directors recommends a vote FOR Proposals 2 and 3.

2.	Ratification of Auditors

3.	Advisory Vote to Approve Named Executive Officer Compensation

PLEASE NOTE – YOU CANNOT VOTE BY RETURNING THIS NOTICE. To vote your shares you must vote online or request a paper copy of the proxy materials to receive a proxy card. If you wish to attend and vote at the meeting, please bring this notice with you.

Directions to the Kimberly-Clark Annual Meeting of Stockholders

From DFW Airport:	From Love Field Airport:

Exit DFW Airport following the signs to Highway 114 East (North Airport Exit).	Exit Love Field on Cedar Springs. Turn right on Mockingbird at the stoplight.
Coming out of the airport, take Highway 114 East. Take the O’Connor exit.	Travel 2.2 miles on Mockingbird (go under I-35E bridge) and turn right on Highway 183 West. Highway 183 divides into 183 West and 114 West.
Turn right onto N. O’Connor Road and proceed to O’Connor Ridge Blvd.
Turn right on O’Connor Ridge Blvd. and turn right onto Fuller Drive.	Take the 114 West/Grapevine exit.
Turn left onto Phelps Drive.	Travel on 114 West and take N. O’Connor Road exit.
Kimberly-Clark’s World Headquarters is located on the right.	Turn left onto N. O’Connor Road and proceed to O’Connor Ridge Blvd.
Turn right on O’Connor Ridge Blvd. and turn right onto Fuller Drive.
Turn left onto Phelps Drive.
Kimberly-Clark’s World Headquarters is located on the right.

Here’s how to order a copy of the proxy materials and select a future delivery preference:
Paper copies: Current and future paper delivery requests can be submitted via the telephone, Internet or email options below.

Email copies: Current and future email delivery requests must be submitted via the Internet following the instructions below. If you request an email copy of current materials you will receive an email with a link to the materials.

PLEASE NOTE: You must use the number in the shaded bar on the reverse side when requesting a set of proxy materials.
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Internet – Go to www.envisionreports.com/kmb. Click Cast Your Vote or Request Materials. Follow the instructions to log in and order a copy of the current meeting materials and submit your preference for email or paper delivery of future meeting materials.

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Telephone – Call us free of charge at 1-866-641-4276 and follow the instructions to log in and order a paper copy of the materials by mail for the current meeting. You can also submit a preference to receive a paper copy for future meetings.

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Email – Send email to investorvote@computershare.com with “Proxy Materials Kimberly-Clark” in the subject line. Include in the message your full name and address, plus the number located in the shaded bar on the reverse, and state in the email that you want a paper copy of current meeting materials. You can also state your preference to receive a paper copy for future meetings.

To facilitate timely delivery, all requests for a paper copy of the proxy materials must be received by April 23, 2012.
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